Exhibit 24
LIMITED POWER OF ATTORNEY
FOR
EDGAR ACCESS CODES
AND
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents that the undersigned hereby makes, constitutes and appoints Kyle Upchurch, Ross Mouhot, Suzette Prante, and Michael Liebman each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)    complete and file a Form ID to obtain EDGAR Access Codes, to update the passphrase of the undersigned, and to take any other actions which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with obtaining EDGAR Access Codes on behalf of the undersigned;
(2)    prepare and execute Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Global Water Resources, Inc., a Delaware corporation (the “Company”), and to file the same with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002;
(3)    seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and
(4)    perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(a) any documents prepared and/or executed by any of such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
(b) this power of attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;
(c) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any

Exhibit 24
liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(d) this power of attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16(a) of the Exchange Act.
The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned shall lawfully do or cause to be done by virtue of this power of attorney.
This power of attorney shall remain in full force and effect until (1) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company; or (2) this power of attorney is revoked by the undersigned in a signed writing delivered to the Company’s Corporate Secretary. This power of attorney also serves to revoke and replace as of the date hereof, any prior power of attorney executed by the undersigned with respect to the matters stated herein.
SIGNATURE PAGE FOLLOWS

Exhibit 24

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 7th day of January, 2026.

/s/ Christa Steele
Signature

Christa Steele
Print Name